Lawson Products Reports Full Year and Fourth Quarter 2015 Results

Generates $8.3 Million of Adjusted Operating Income for the Year

CHICAGO, February 18, 2016 - Lawson Products, Inc. (NASDAQ:LAWS) (“Lawson” or the "Company"), a distributor of products and services to the MRO marketplace, today announced results for the full year and the fourth quarter ended December 31, 2015. For the full year 2015, adjusted non-GAAP operating income was $8.3 million (see reconciliation in Table 2), an improvement of $3.4 million over 2014.

"I am pleased with our performance and progress in 2015. Growth within many of our strategic accounts and the Kent Automotive Division, an approximate one percentage point gain in gross margins and a lower cost structure led to both improved operating profit and cash flow. These positive factors offset sales declines in our energy sector, an unfavorable Canadian dollar exchange rate and lower than expected industrial demand within the MRO marketplace. Lawson enters 2016 with a scalable infrastructure and in a strong financial position to further leverage our financial performance as we see improvements in the industrial sector,” said Michael DeCata, president and chief executive officer.

And, while we saw a continuation of many of the same sales trends in the fourth quarter that had proved difficult throughout the year, our fourth quarter adjusted operating income only declined $672,000 (see reconciliation in Table 2) on a $5.3 million decrease in sales. Top line growth continues to be a major focus for us and we continue to grow the number of sales representatives. During 2015 we completed several Lean Six Sigma projects including the standardization of the training and on-boarding process for all new sales reps. That effort has been well-received within the organization and should begin to produce benefits in the year ahead. We ended the year with 937 sales reps and expect to continue to increase that in 2016," continued Mr. DeCata.

Highlights

•	Full year operating income of $2.1 million versus an operating loss of $5.0 million in 2014

•	Gross profit margin of 61.3% for full year, 60.2% for Q4

•	Adjusted operating income of $8.3 million for the full year and a loss of $0.1 million for the quarter (see reconciliation in Table 2)

•	Generated $9.3 million of cash from operations for the full year, $3.1 million for the quarter

•	Ended the year with $10.8 million of available cash on hand

Fourth Quarter Results

Net sales for the fourth quarter of 2015 decreased 7.6% to $65.0 million versus $70.3 million in the same period a year ago. Sales were impacted by a general slow-down in the MRO marketplace, weak demand from customers in the oil and gas industry and a decline in the Canadian dollar. Excluding the impact of sales to direct oil and gas industry customers and the weakening Canadian dollar, sales were down 3.2% (see reconciliation in Table 1) for the quarter and were flat for the full year. This overall decrease was partially offset by continued growth in the Kent Automotive Division as well as in many strategic accounts. Average daily sales were $1.065 million in the recent quarter compared with $1.152 million (see reconciliation in Table 4) a year earlier.

Gross profit percentage decreased to 60.2% compared to 61.1% partially driven by the de-leveraging effect on a lower sales base. Product margin remained consistent versus a year ago. As a result of rebalancing and refining our inventory forecasting process we incurred additional labor, freight and scrap costs for the quarter.

Selling expenses decreased $1.5 million compared to a year ago primarily as a result of lower commissions and lower performance-based compensation partially offset by costs associated with the expansion of the sales force and the related training. As a percent of sales, selling expenses increased to 33.1% in the fourth quarter of 2015 compared to 32.7% in the fourth quarter of 2014 due to fixed costs on a lower sales base.

General and administrative expenses decreased $2.2 million to $19.6 million in the fourth quarter of 2015 from $21.8 million in the prior year quarter primarily attributable to lower stock-based compensation, lower performance-based compensation and continued expense control efforts. Excluding stock-based compensation, severance, loss on disposal of assets and a non-recurring 2014 positive legal settlement, G&A expenses declined by $1.7 million or 8.8% (see reconciliation in Table 3) for the quarter. This is a continuation of the trend realized from previous quarters resulting in adjusted G&A expenses decreasing by 5.6% for the full year and decreasing as a percent of sales as we further leverage these fixed costs.

Excluding non-recurring and non-operational items, fourth quarter adjusted non-GAAP operating loss was $0.1 million compared to adjusted operating income of $0.6 million a year ago (see reconciliation in Table 2). GAAP operating loss was $3.0 million compared to a $2.2 million loss a year ago. The recent quarter operating loss included a $0.9 million charge related to the estimated remediation cost of an environmental matter that was part of a division previously sold in February 2014.

Net loss for the fourth quarter of 2015 was $3.7 million, or $0.42 per diluted share including the non-cash environmental charge of $0.9 million or $0.11 per share, as compared to a net loss of $2.7 million, or $0.31 per diluted share, for the same period a year ago.

During the fourth quarter of 2015 we generated $3.1 million of cash from operating activities and ended 2015 with $10.8 million of available cash and equivalents and $0.9 million outstanding on our revolving credit facility.

Looking Forward

"We expect to encounter some of the same sales headwinds in 2016 that we encountered this past year. Our goal is to continue to improve our operating performance regardless of these overriding issues and position ourselves for further growth as conditions improve. We will stay the course and focus on expanding our sales force, improving sales rep productivity and looking for accretive acquisition opportunities. Underlying all of these efforts is our continued emphasis on improving customer service,” concluded Mr. DeCata.

Conference Call

Lawson Products, Inc., will conduct a conference call with investors to discuss full year and fourth quarter 2015 results at 9:00 a.m. Eastern Time on February 18, 2016. The conference call is available by direct dial at 1-888-349-0106 in the U.S. or 1-412-902-0131 from outside of the U.S. A replay of the conference call will be available approximately two hours after completion of the call through March 19, 2016. Callers can access the replay by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 outside the U.S. The PIN access number for the replay is 10053973#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Lawson's website through March 19, 2016.

About Lawson Products, Inc.

Founded in 1952, Lawson Products (NASDAQ: LAWS) is an industrial distributor of maintenance and repair products. Lawson carries a comprehensive line of products and provides inventory management services to the industrial, commercial, institutional and government maintenance, repair and operations (MRO) market. With five strategically located distribution centers in North America, Lawson ships to customers in all 50 states, Puerto Rico, Canada, Mexico and the Caribbean. Under its Kent Automotive brand, the Company supplies products to collision and mechanical repair shops as well as automotive OEMs.  For additional information, please visit www.lawsonproducts.com or www.kent-automotive.com.

This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2015, Form 10-K filed on February 18, 2016. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise.

-TABLES FOLLOW-

Lawson Products, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net sales	$64,961	$70,281	$275,834	$285,693
Cost of goods sold	25,870	27,346	106,710	113,144
Gross profit	39,091	42,935	169,124	172,549

Operating expenses:
Selling expenses	21,503	22,969	90,093	90,776
General & administrative expenses	19,642	21,795	75,979	83,350
Total SG&A	41,145	44,764	166,072	174,126
Other operating expenses, net	931	340	931	3,386
Operating expenses	42,076	45,104	167,003	177,512

Operating (loss) income	(2,985)	(2,169)	2,121	(4,963)

Interest expense	(357)	(135)	(766)	(772)
Other benefits (expenses), net	7	(170)	(203)	(99)

Income (loss) from continuing operations before income taxes	(3,335)	(2,474)	1,152	(5,834)
Income tax expense	353	523	855	227

Income (loss) from continuing operations	(3,688)	(2,997)	297	(6,061)
Income and gain from discontinued operations, net of income taxes	—	325	—	1,692
Net (loss) income	$(3,688)	$(2,672)	$297	$(4,369)

Basic and diluted (loss) income per share of common stock:
Continuing operations	$(0.42)	$(0.34)	$0.03	$(0.70)
Discontinued operations	—	0.03	—	0.20
Net (loss) income per share	$(0.42)	$(0.31)	$0.03	$(0.50)

Weighted average shares outstanding
Basic weighted average shares outstanding	8,752	8,698	8,726	8,683
Effect of dilutive securities outstanding	—	—	150	—
Diluted weighted average shares outstanding	$8,752	$8,698	$8,876	$8,683

Lawson Products, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except unaudited share data)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$10,765	$4,207
Restricted cash	800	800
Accounts receivable, less allowance for doubtful accounts	27,231	31,546
Inventories, net	44,095	44,517
Miscellaneous receivables and prepaid expenses	3,667	5,433
Total current assets	86,558	86,503

Property, plant and equipment, net	35,487	41,588
Cash value of life insurance	10,245	9,188
Deferred income taxes	51	51
Other assets	753	510
Total assets	$133,094	$137,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$925	$—
Accounts payable	9,370	7,867
Accrued expenses and other liabilities	26,048	30,861
Total current liabilities	36,343	38,728

Security bonus plan	14,641	15,857
Financing lease obligation	8,539	9,414
Deferred compensation	4,626	5,102
Deferred rent liability	3,912	4,361
Other liabilities	3,769	2,523
Total liabilities	71,830	75,985

Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued – 8,796,264 and 8,720,350 shares, respectively Outstanding – 8,771,120 and 8,706,467 shares, respectively	8,796	8,720
Capital in excess of par value	9,877	8,701
Retained earnings	43,572	43,275
Treasury stock – 25,144 and 13,883 shares held, respectively	(515)	(267)
Accumulated other comprehensive income	(466)	1,426
Total stockholders’ equity	61,264	61,855
Total liabilities and stockholders’ equity	$133,094	$137,840

LAWSON PRODUCTS, INC.
REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring, seasonal or non-operational items that impact the overall comparability. See Tables 1 and 2 below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and twelve months ended December 31, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

TABLE 1 - RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET SALES
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net Sales, as reported per GAAP	$64,961	$70,281	$275,834	$285,693

Decrease in direct sales to oil and gas customers (1)	2,019	—	5,859	—
Impact of Canadian exchange rate	1,039	—	3,923	—
Adjusted non-GAAP net sales	$68,019	$70,281	$285,616	$285,693

Percentage decrease in non-GAAP net sales	(3.2)%		—%

(1)	Represents net decrease over prior period in sales to direct oil and gas customers as defined by Standard Industry Classification ("SIC") codes

TABLE 2 - RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP OPERATING INCOME (LOSS)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Operating loss, as reported per GAAP	$(2,985)	$(2,169)	$2,121	$(4,963)

Stock-based compensation (1)	1,693	2,443	2,093	6,376
Severance expense (benefit)	280	(59)	1,273	631
Loss on disposal of assets	9	45	8	142
Environmental reserve (2)	931	340	931	340
North American sales meeting	—	—	1,889	—
Impairment loss (3)	—	—	—	3,046
Legal settlement (4)	—	—	—	(688)
Adjusted non-GAAP operating Income (loss)	$(72)	$600	$8,315	$4,884

(1)    Expense for stock-based compensation, of which a portion varies with the Company's stock price

(2)	Amount recorded in the three and twelve months ended December 31, 2015 and 2014 relate to estimated future remediation of an environmental matter at the Decatur, Alabama property

(3)	Non-cash impairment charge related to the Reno, Nevada distribution center

(4)	Legal settlement related to proceeds received from a settlement of alleged breaches of the Company's restrictive covenant agreements

TABLE 3 - RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP G&A EXPENSE
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

G&A expenses, as reported per GAAP	$19,642	$21,795	$75,979	$83,350

Stock-based compensation (1)	(1,693)	(2,443)	(2,093)	(6,376)
Severance (expense) benefit	(280)	59	(1,273)	(631)
Loss on disposal of assets	(9)	(45)	(8)	(142)
Legal settlement (2)	—	—	—	688
Adjusted non-GAAP G&A expenses	$17,660	$19,366	$72,605	$76,889

(1)    Expense for stock-based compensation, of which a portion varies with the Company's stock price

(2)	Legal settlement related to proceeds received from a settlement of alleged breaches of the Company's restrictive covenant agreements

LAWSON PRODUCTS, INC.
TABLE 4 - QUARTERLY RESULTS (UNAUDITED)

	(Dollars in thousands)
	Three Months Ended
	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Number of business days	61	64	64	63	61

Average daily net sales	$1,065	$1,098	$1,105	$1,110	$1,152
Sequential quarter decrease	(3.0)%	(0.6)%	(0.5)%	(3.6)%	(0.5)%

Average active sales rep count (1)	931	917	912	911	908
Period-end active sales rep count	937	925	920	917	916

Sales per rep per day	$1.144	$1.197	$1.212	$1.218	$1.269
Sequential quarter decrease	(4.4)%	(1.2)%	(0.5)%	(4.0)%	(3.4)%

Net sales	$64,961	$70,243	$70,726	$69,904	$70,281
Gross profit	39,091	43,342	43,808	42,883	42,935

Gross profit percentage	60.2%	61.7%	61.9%	61.3%	61.1%

Operating expenses
Selling, general & administrative expenses	$41,145	$40,532	$40,565	$43,830	$44,764
Other operating expenses (2)	931	—	—	—	340
	42,076	40,532	40,565	43,830	45,104

Operating income (loss)	$(2,985)	$2,810	$3,243	$(947)	$(2,169)

(1)	Average active sales representative count represents the average of the month-end sales representative counts

(2)
The three months ended December 31, 2015 and 2014 includes $0.9 million and $0.3 million, respectively, related to estimated future remediation of an environmental matter at the Decatur, Alabama property.

Contact

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer
773-304-5665